UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2014

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place
Charlotte, NC 28277
(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 23, 2014, Global Healthcare Exchange, LLC (“GHX”), a privately held limited liability company providing an internet-based trading exchange developed to reduce costs and improve efficiencies for all participants in the healthcare supply chain, entered into a Merger Agreement (the “Agreement”) pursuant to which a subsidiary of Thoma Bravo LLC will acquire all the outstanding membership interests of GHX.  Premier, Inc. (“Premier”), through its subsidiary, Premier Healthcare Alliance, L.P., currently owns a minority interest in GHX.  Premier accounts for its investment in GHX using the equity method of accounting, and the carrying value of its investment in GHX was zero at June 30, and December 31, 2013.  The transaction is expected to close in Premier’s fiscal third quarter.  Upon completion of the sale, Premier expects to receive proceeds of approximately $38.7 million, resulting in an expected non-recurring gain of equal amount during the third quarter of fiscal 2014.  Premier may receive additional proceeds, if any, of up to approximately $543,000 subsequent to the close that would similarly result in an additional non-recurring gain of equal amount.  Due to the non-recurring nature of the sale and related proceeds, Premier’s financial guidance will not be impacted by this transaction.  Premier expects to continue its existing business relationships with GHX.  The transaction is subject to customary closing conditions, and there can be no assurances regarding whether or when the transaction will ultimately be completed.

Forward-Looking Statements

Statements made herein that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “potential,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control.  Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President

Date: February 5, 2014